[COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of BNH Bancshares, Inc. on Form S-8 (File Nos. 33-80908, 33-10097, 33-50534, and 33-50536) of our report dated January 26, 1996, on our audit of the consolidated financial statements of BNH Bancshares, Inc. as of December 31, 1995 and for the year then ended which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Hartford, Connecticut
March 22, 1996


[COOPERS & LYBRAND FOOTNOTE TO LETTERHEAD]